Exhibit 99.1

Marchex Announces Fourth Quarter and Full Year 2024 Results

SEATTLE, WA – March 6, 2025 – Marchex, Inc. (NASDAQ: MCHX), which harnesses the power of artificial intelligence ("AI") and conversational intelligence to drive operational excellence and revenue acceleration, today announced its financial results for the fourth quarter and full year ended December 31, 2024.

Q4 2024 and Full Year 2024 Financial Highlights

•
GAAP revenue was $11.9 million for the fourth quarter of 2024, compared to $12.4 million for the fourth quarter of 2023. GAAP revenue was $48.1 million for 2024, compared to $49.9 million for 2023.
•
Net loss was $1.9 million for the fourth quarter of 2024 or $(0.04) per diluted share, compared to a net loss of $1.1 million or $(0.02) per diluted share for the fourth quarter of 2023. Net loss was $4.9 million for 2024 or $(0.11) per diluted share, compared to a net loss of $9.9 million for 2023 or $(0.23) per diluted share.

	Three Months Ended December 31,		Year Ended December 31,
(In Thousands)	2024	2023	2024	2023
GAAP Revenue	$11,923	$12,395	$48,122	$49,910
Non-GAAP Results:
Adjusted EBITDA(1)	$(386)	$112	$(230)	$(3,365)

(1)
Adjusted earnings before interest, taxes, depreciation, and amortization ("EBITDA") for the year ended December 31, 2024 and 2023 include approximately $235 and $1,620 of reorganization costs, respectively. Excluding these amounts would result in an Adjusted EBITDA of $5 and $(1,745), respectively.
•
Adjusted non-GAAP loss per share for the fourth quarter of 2024 was $(0.03), compared to $0.00 for the fourth quarter of 2023. Adjusted non-GAAP loss per share for 2024 was $(0.06), compared to $(0.12) for 2023.

Q4 2024 Summary:

•
New Products Introduction: The Company announced the phased rollout of its vertical-specific advanced AI solutions for lead identification, lead value assessment, and trending topics discovery. These innovative AI solutions deliver descriptive, predictive, and prescriptive insights that enable businesses to improve return on ad spend, understand the primary elements driving changes in customer behavior, and increase sales. These solutions are tailored for automotive original equipment manufacturers ("OEMs") and dealers, home services, medical, dental, and automotive services.
•
New Partnerships: The Company announced a partnership with Microsoft to join Microsoft’s Cloud AI Partner Program which will include the ability to transact through the Microsoft Azure Marketplace. The partnership is currently anticipated to launch later in the second quarter of 2025.
•
Conversation Volumes: Due to typical seasonality, overall conversation volumes were lower in the fourth quarter compared to the third quarter of 2024.

Strategic Priorities and Growth Initiatives For 2025:

•
New Customer Traction and Existing Customer Expansion. The Company currently plans to invest in sales force growth and expansion into new channel partnerships, as well as utilize its product progress to expand relationships within its existing enterprise customer base, and also drive additional customer relationships across multiple verticals. We anticipate this progress should accelerate growth over the course of the year.

•
New Product Innovation. The Company anticipates ongoing expansion of its suite of award-winning AI solutions, including launching new AI solutions, throughout 2025.
•
Expand Channel Opportunities. The Company anticipates launching its partnership with Microsoft and adding additional channel partners throughout the course of 2025 to expand its sales reach and customer footprint.

“Marchex is making significant progress in transitioning to a platform-based, growth company,” said Edwin Miller, Chief Executive Officer. “In the fourth quarter of 2024, we completed foundational infrastructure initiatives that enable the Company to transition to customer-focused innovation and other growth initiatives. In 2025, we are highly focused on extending our progress and investing resources to capitalize on our opportunity in creating a leading conversational intelligence company. We anticipate completing critical customer facing applications, launching new innovative AI solutions, expanding our sales reach and forming new partnerships which we believe will be catalysts for meaningful acceleration and can help us take important steps forward in our mission to build a $100 million plus business.”

Business Outlook

The following forward-looking statements reflect Marchex's expectations as of March 6, 2025.

For the first quarter ending March 31, 2025:

•
Revenue is currently anticipated to be in the range of fourth quarter 2024 levels.
•
Adjusted EBITDA, excluding certain one-time expenses associated with organizational realignment, is currently anticipated to be in the range of fourth quarter 2024 levels. This takes into account typically higher first quarter operating expenses as compared to the fourth quarter of 2024 and some overlap of charges related to the completion of OneStack initiatives.

For the Fiscal Year 2025:

•
Revenue is currently anticipated to grow on a year-over-year basis, with the opportunity for sequential revenue acceleration throughout 2025, as we execute on a series of strategic, sequential product launch and go-to-market initiatives.
•
Gross margins for the full year 2025 are currently anticipated to be higher than 2024, with the opportunity for improvement during the year.
•
Adjusted EBITDA is currently anticipated to be positive for the full year 2025. Given the current belief that the Company can increase revenue sequentially while also continuing to gain expense efficiencies, the Company believes it has the opportunity to see meaningful improvements in sequential quarterly Adjusted EBITDA. To the extent this progress manifests throughout the year, we may have the ability to allocate some of these potential gains into incremental discretionary investments in growth initiatives.

“2024 was a year of transformation and we are highly focused on making 2025 a year of acceleration. With a strong foundation in place and a clear vision, we are confident in our ability to deliver sustainable growth while exercising financial discipline and creating long-term value for our customers and shareholders,” said Miller.

Management will hold a conference call, starting at 5:00 p.m. Eastern Time on Thursday, March 6, 2025, to discuss its fourth quarter and full year 2024 financial results and other Company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location two hours after completion of the call.

About Marchex

Marchex harnesses the power of AI and conversational intelligence to provide actionable insights aligned with prescriptive vertical market data analytics, driving operational excellence and revenue acceleration. Marchex enables executive, sales, and marketing teams to optimize customer journey experiences across communication channels. Through our prescriptive analytics solutions, we enable the alignment of enterprise strategy, empowering businesses to increase revenue through informed decision-making and strategic execution. Marchex provides conversational intelligence AI-powered solutions for market-leading companies in leading business-to-business-to-consumer vertical markets, including several of the world’s most innovative and successful brands.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on X (formally known as Twitter), where Marchex discloses material information from time to time about the Company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the Securities and Exchange Commission. All of the information provided in this release is as of March 6, 2025, and Marchex undertakes no duty to update the information provided herein.

In the event the press release contains links to third party websites or materials, the links are provided solely as a convenience to the user. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Non-GAAP Financial Information:

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including Adjusted EBITDA, Adjusted operating income (loss) before depreciation and amortization ("OIBA"), and Adjusted non-GAAP income (loss) per share. Financial analysts and investors may use Adjusted EBITDA and Adjusted OIBA to help with comparative financial evaluation to make informed investment decisions. Financial analysts and investors may use Adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used earnings per share related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company's operating performance compared to that of other companies in its industry.

Adjusted EBITDA represents net income (loss) before (1) interest, (2) income taxes, (3) amortization of intangible assets from acquisitions, (4) depreciation and amortization, (5) stock-based compensation expense, and (6) acquisition and disposition-related costs. Adjusted EBITDA is an alternative measure used by our management to understand and evaluate our core operating performance and trends, and management believes it provides meaningful supplemental information regarding the Company's liquidity and ability to fund its operations and financing obligations.

Adjusted OIBA represents Adjusted EBITDA adjusted for depreciation and amortization. This measure, among other things, is another metric by which Marchex has evaluated the performance of its business, to include being the basis on which Marchex's internal budgets have been based and by which Marchex's management has been evaluated. This measure represents Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, but excluding the effects of certain other expenses removed in arriving at Adjusted EBITDA, as detailed above.

Adjusted non-GAAP income (loss) per share represents Adjusted non-GAAP income (loss) divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition and disposition related costs, (3) amortization of intangible assets from acquisitions, and (4) interest (income) expense and other, net.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the Company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir@marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: pr@marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$11,923	$12,395	$48,122	$49,910
Expenses:
Cost of revenue (1)	4,381	4,683	17,172	20,582
Sales and marketing (1)	3,382	2,492	12,136	11,412
Product development (1)	2,841	3,154	12,414	15,355
General and administrative (1)	2,754	2,792	10,245	10,205
Amortization of intangible assets from acquisitions	151	394	602	1,987
Acquisition and disposition related costs	—	—	—	12
Total operating expenses	13,509	13,515	52,569	59,553
Loss from operations	(1,586)	(1,120)	(4,447)	(9,643)
Interest income (expense) and other, net	(30)	19	(120)	(173)
Loss before income tax expense	(1,616)	(1,101)	(4,567)	(9,816)
Income tax expense	294	42	380	94
Net loss applicable to common stockholders	$(1,910)	$(1,143)	$(4,947)	$(9,910)
Basic and diluted net loss per Class A and Class B share applicable to common stockholders	$(0.04)	$(0.02)	$(0.11)	$(0.23)

Shares used to calculate basic net loss per share applicable to common stockholders:
Class A	4,661	4,661	4,661	4,661
Class B	38,539	38,059	38,498	37,960
Shares used to calculate diluted net loss per share applicable to common stockholders:
Class A	4,661	4,661	4,661	4,661
Class B	43,200	42,720	43,159	42,621
(1) Includes stock-based compensation allocated as follows:
Cost of revenue	$9	$3	$24	$2
Sales and marketing	90	83	308	663
Product development	19	20	54	114
General and administrative	307	380	1,321	1,614
Total	$425	$486	$1,707	$2,393

MARCHEX, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$12,767	$14,607
Accounts receivable, net	7,072	7,394
Prepaid expenses and other current assets	2,439	1,805
Total current assets	22,278	23,806
Property and equipment, net	1,811	2,398
Other assets, net	397	1,482
Right-of-use lease assets	1,156	1,631
Goodwill	17,558	17,558
Intangible assets from acquisitions, net	—	602
Total assets	$43,200	$47,477
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,349	$1,533
Accrued benefits and payroll	2,133	3,294
Other accrued expenses and current liabilities	4,197	3,217
Deferred revenue and deposits	1,093	1,214
Operating lease liability, current	495	462
Total current liabilities	9,267	9,720
Deferred tax liabilities	579	249
Finance lease liability, non-current	—	421
Operating lease liability, non-current	721	1,217
Total liabilities	10,567	11,607
Stockholders’ equity:
Class A common stock	49	49
Class B common stock	390	386
Additional paid-in capital	358,372	356,666
Accumulated deficit	(326,178)	(321,231)
Total stockholders’ equity	32,633	35,870
Total liabilities and stockholders’ equity	$43,200	$47,477

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of Net Loss to Adjusted EBITDA and Adjusted OIBA

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss applicable to common stockholders	$(1,910)	$(1,143)	$(4,947)	$(9,910)
Interest (income) expense and other, net	30	(19)	120	173
Income tax expense	294	42	380	94
Amortization of intangible assets from acquisitions	151	394	602	1,987
Depreciation and amortization	624	352	1,908	1,886
Stock-based compensation	425	486	1,707	2,393
Acquisition and disposition-related costs	—	—	—	12
Adjusted EBITDA	$(386)	$112	$(230)	$(3,365)
Depreciation and amortization	624	352	1,908	1,886
Adjusted OIBA	$(1,010)	$(240)	$(2,138)	$(5,251)

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of Net Loss per Share to Adjusted Non-GAAP Loss(1)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss applicable to common stockholders, diluted	$(0.04)	$(0.02)	$(0.11)	$(0.23)
Stock-based compensation	0.01	0.01	0.04	0.06
Acquisition and disposition-related costs	-	-	-	-
Amortization of intangible assets from acquisitions	-	0.01	0.01	0.05
Interest (income) expense and other, net	-	-	-	-
Adjusted non-GAAP loss per share	$(0.03)	$-	$(0.06)	$(0.12)
Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP) and Adjusted non-GAAP loss per share	43,200	42,720	43,159	42,621

(1)
For the purpose of computing the number of diluted shares for Adjusted non-GAAP income (loss) per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net income (loss) per share.